Exhibit 21

SUBSIDIARIES OF GARDNER DENVER, INC.

Gardner Denver’s principal subsidiaries as of December 31, 2009 are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

JURISDICTION OF
LEGAL NAME	INCORPORATION

CompAir (Australasia) Ltd.	Australia
Gardner Denver Industries Australia Pty Ltd.	Australia
Gardner Denver Nash Australia Pty Ltd.	Australia
CompAir GmbH	Austria
Gardner Denver Austria GmbH	Austria
Gardner Denver Belgium NV	Belgium
Belliss & Morcom Brasil Ltda.	Brasil
Gardner Denver Brasil Comercio Ltda.	Brasil
Gardner Denver Nash Brasil Industria e Comercio de Bombas Ltda.	Brasil
CompAir Canada Inc.	Canada
Emco Wheaton Corp.	Canada
CompAir International Trading (Shanghai) Co. Ltd.	China
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
Gardner Denver Nash Machinery Ltd.	China
Gardner Denver Thomas Pneumatic Systems (Wuxi) Co. Ltd.	China
Gardner Denver Trading (Shanghai) Co. Ltd.	China
Shanghai CompAir Compressors Co. Ltd.*	China
Shanghai CompAir-Dalong High Pressure Equipment Co. Ltd.*	China
Gardner Denver CZ + SK s.r.o.	Czech Republic
Gardner Denver Denmark A/S	Denmark
Gardner Denver Oy	Finland
Gardner Denver France SAS	France
Gardner Denver Industries SA	France
Emco Wheaton GmbH	Germany
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Holdings GmbH & Co. KG	Germany
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Thomas GmbH	Germany
TIWR Holdings GmbH	Germany
Gardner Denver Hong Kong Limited	Hong Kong
Gardner Denver Italy S.r.l.	Italy
Gardner Denver S.r.l.	Italy
Gardner Denver Japan Ltd.	Japan
Gardner Denver Nederland B.V.	Netherlands
Gardner Denver New Zealand Ltd.	New Zealand
CompAir Polska Sp. z.o.o.	Poland
Gardner Denver Polska Sp. z.o.o.	Poland
CompAir South East Europe d.o.o.	Serbia
CompAir Far East PTE Ltd.	Singapore
Gardner Denver Nash Singapore Pte. Ltd.	Singapore
Gardner Denver Slovakia s.r.o.	Slovakia
CompAir South Africa (Pty) Ltd.	South Africa
CompAir Kointec Ltd.	South Korea
CompAir Korea Ltd.	South Korea
Gardner Denver Korea Ltd.	South Korea
CompAir Iberia SL	Spain

JURISDICTION OF
LEGAL NAME	INCORPORATION

Gardner Denver Iberica, S.L	Spain
Gardner Denver Sweden AB	Sweden
Todo AB	Sweden
Aeberhardt AG	Switzerland
Gardner Denver Schweiz AG	Switzerland
Gardner Denver Taiwan Ltd.	Taiwan
CompAir Southern California Inc.	U.S. - California
Best Aire LLC	U.S. - Delaware
Gardner Denver International, Inc.	U.S. - Delaware
Gardner Denver Nash LLC	U.S. - Delaware
Gardner Denver Oberdorfer Pumps, Inc.	U.S. - Delaware
Gardner Denver Thomas, Inc.	U.S. - Delaware
Thomas Industries Inc.	U.S. - Delaware
Air-Relief, Inc.	U.S. - Kentucky
TCM Investments, Inc. (dba Gardner Denver Petroleum Pumps)	U.S. - Oklahoma
Emco Wheaton USA, Inc.	U.S. - Texas
Gardner Denver Water Jetting Systems, Inc.	U.S. - Texas
CompAir FZE Ltd.	UAE
CompAir Acquisition Ltd.	United Kingdom
CompAir Broom Wade Ltd.	United Kingdom
CompAir Finance Ltd.	United Kingdom
CompAir Holdings Ltd.	United Kingdom
Gardner Denver Holdings Ltd.	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver International Ltd.	United Kingdom
Gardner Denver Ltd.	United Kingdom
GD First (UK) Ltd.	United Kingdom
Shanghai Compressors and Blowers Ltd.	United Kingdom

*	Joint Venture